UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 27, 2016

Cleveland BioLabs, Inc.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-32954	20-0077155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
73 High Street Buffalo, NY 14203
(Address of Principal Executive Offices and zip code)

(716) 849-6810
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01    Other Events.

As previously disclosed, on July 14, 2016, Cleveland BioLabs, Inc. (the “Company”) received formal notification from NASDAQ, which notification was subsequently revised on July 15, 2016, regarding its non-compliance with the Listing Rules of the NASDAQ Stock Market (“NASDAQ”). Under NASDAQ Listing Rule 5605(c)(2)(A), the audit committee of the Company’s board of directors must be comprised of at least three independent directors. As a result of two previously disclosed resignations from the audit committee of the Company’s board of directors, the Company then had only one director who is independent under the NASDAQ Listing Rules serving on the committee.

Also as previously disclosed, on July 21, 2016, the Board appointed Alexander Andryushechkin and Randy Saluck J.D., MBA, as replacement directors to fill the vacancies on the audit committee created by the resignations. As a result of these new appointments, on July 27, 2016, the Company was notified by NASDAQ that it had regained compliance with NASDAQ Listing Rule 5605(c)(2) for continued listing and that the matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland BioLabs, Inc.

Date: July 27, 2016	By: /s/ YAKOV KOGAN
Name: Yakov Kogan
Title: Chief Executive Officer